Amendment No. 1 to                                               Dated
Credit Agreement                                             June 21, 1999
                                 AMENDMENT NO. 1
                                       TO
                                CREDIT AGREEMENT

     Amendment No. 1, dated June 21, 1999 (the "Amendment"), to Credit Agreement, dated as of December 18, 1998 (this "Agreement"), is entered into by and among MLC HOLDINGS, INC., a Delaware corporation ("Holdings"), MLC GROUP, INC., a Virginia corporation ("MLC"), and MLC FEDERAL, INC., a Virginia corporation ("Federal") as borrowers (collectively, the "Borrowers" and individually, a "Borrower"), the banking institutions signatories thereto and named in Exhibit A attached to the Agreement and such other institutions that hereafter become a "Bank" pursuant to Section 11.4 of the Agreement (collectively, the "Banks" and individually, a "Bank") and First Union National Bank, a national banking association, as agent for the Banks under the Agreement ("First Union," which shall mean its capacity as agent unless specifically stated otherwise).

                              Preliminary Statement

     WHEREAS, the Borrowers, the Banks and First Union desire to amend the Agreement in the manner hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Section 1.1 of Agreement.  The  definition  of "Ordinary  Course Sale or
     ----------------------------
Financing" in Section 1.1 of the Agreement shall be and is hereby amended and restated to be as follows:

     "Ordinary Course Sale or Financing" shall mean each of the following to occur in the ordinary course of business of any Borrower:

     (a) the sale (including the installment or conditional sale) by such Borrower of Inventory and Equipment so long as such Borrower receives from such sale 100% of the fair market value, based on equipment sold in the ordinary course and not in distress-sale circumstances, of the Inventory and Equipment being sold;

     (b) the financing (including refinancing) by such Borrower of Inventory and Equipment pursuant to this Agreement and the other Loan Documents, so long as such Borrower receives from such financing 100% of the fair market value, based on equipment sold in the ordinary course and not in distress-sale circumstances, of the Inventory and Equipment being financed; provided, however, that except to the extent otherwise provided in clause (d) below in connection with the simultaneous sale or financing of any Lease described therein (i) any Lien granted by such Borrower to such lender in connection with such financing (which may be a first priority Lien) shall not attach to any property of any Borrower other than the specific financed Inventory and Equipment, and
          (ii) the Debt of such Borrower to such lender in connection with such financing shall be without recourse to any Borrower except with respect to such Borrower's interest in the specific financed Inventory and Equipment;

     (c) the sale by such Borrower of its ownership interest in any Inventory and Equipment which has been refinanced in an Ordinary Course Sale or Financing described in clause (b) above; and

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

     (d) the sale, financing (including refinancing) by such Borrower of any Lease providing for the lease of Inventory and Equipment so long as such Borrower receives from such sale or financing 100% of the Net Present Value of Lease Payments for the Leases being sold or financed; provided, however, that, except to the extent otherwise provided in the clause (b) above in connection with the simultaneous financing of Inventory and Equipment (i) any Lien granted by such Borrower to such lender in connection with any such financing (which may be a first priority Lien) shall not attach to any property of any Borrower other than the specific financed Lease, and (ii) the Debt of such Borrower to such lender in connection with such financing shall be without recourse to any Borrower except with respect to such Borrower's interest in the specific financed Lease.

     Notwithstanding the foregoing, a financing transaction described in clauses
     (b) or (d) above shall still qualify as an Ordinary Course Sale or Financing even if the Debt of such Borrower to such lender in connection with such financing is with recourse to such Borrower, as long as the total of such recourse financing for all Borrowers, in the aggregate, is not more than 15% of the total amount of such financing in effect for all Borrowers at any time under clauses (b) and (d)."

     2. Section 4.3(b) of Agreement. Section 4.3.(b) titled "Landlord's Waivers"
     -------------------------------
shall be deleted and the following shall be and is hereby substituted therefor:

     " (b) Left Intentionally Blank."

     3. Section 5.1(c) of Agreement.  Section  5.1(c) of the Agreement  shall be
     -------------------------------
and is hereby amended and restated to be as follows:

     " (c) Compliance Certificate. Within sixty (60) calendar days after the end
     -----------------------------
of each of the first three Fiscal Quarters of each Fiscal Year and within one hundred and thirty (130) calendar days after the end of each Fiscal Year, a Compliance Certificate signed by the chief financial officer or treasurer of Holdings."

     4. Section 5.1(h) of Agreement.  Section  5.1(h) of the Agreement  shall be
     -------------------------------
and is hereby amended and restated to be as follows:

          "(h) Monthly Accounts  Receivable  Aging Report.  No later than thirty
          ------------------------------------------------
     (30) days after the end of each calendar month for the first 11 months of each Fiscal Year and no later than sixty (60) days after the end of each Fiscal Year, an Accounts Receivable Aging Report signed by the chief financial officer, treasurer or controller of Holdings. In the case of the first two calendar months of each Fiscal Quarter, the information contained in this report need not include Buy/Sell Contract-Related Receivables or AMC Receivables (less than or over 120 days) as referenced in Exhibit F hereto."

     5. Section 5.1(i) of Agreement.  Section  5.1(i) of the Agreement  shall be
     -------------------------------
and is hereby amended and restated to be as follows:

          " (i)  Quarterly  Residuals  Report.  Within sixty (60)  calendar days
          ------------------------------------
     after the end of each of the first three Fiscal Quarters of each Fiscal Year and within one hundred and thirty (130) calendar days after the end of each Fiscal Year, a Residuals Report signed by the chief financial officer, treasurer or controller of Holdings."

     6. Section 5.1(j) of Agreement.  Section  5.1(j) of the Agreement  shall be
     -------------------------------
and is hereby amended and restated to be as follows:

     "(j)  Quarterly  Inventory  Report.  No later than sixty (60) calendar days
     -----------------------------------
after the end of each of the first three Fiscal Quarters of each Fiscal Year and no later than one hundred and thirty (130) calendar days after the end of each Fiscal Year, a Quarterly Inventory Report signed by the chief financial officer, treasurer or controller of Holdings."

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

     7. Section 6.3 of Agreement.  Section 6.3 of the Agreement  shall be and is
     ----------------------------
hereby amended and restated to be as follows:

     "6.3.  Guarantees.   Guarantee  or  otherwise  in  any  way  become  or  be
     ------------------
responsible for indebtedness or obligations (including working capital maintenance, take-or-pay contracts) of any other Person (including but not limited to any Subsidiary of any Borrower), contingently or otherwise, in any amounts that would exceed an aggregate of $15,000,000 for all Borrowers."

     8. Exhibit D to Agreement;  Amendment to Security  Agreement.  Exhibit D to
     -------------------------------------------------------------
the Agreement and the Security Agreement shall be and is hereby amended by inserting the phrase "Except for the premises leased at 400 Herndon Parkway, Herndon, Virginia," at the beginning of Section 11(A).

     9.  Representations  and  Warranties.  The Borrowers  hereby affirm all the
     -------------------------------------
representations and warranties made in the Agreement, including but not limited to Article 3 thereof, on and as of the date hereof as if originally given on this date.

     10.  Covenants.  The Borrowers  hereby  confirm that they are in compliance
     ---------------
with and have complied with each and every covenant set forth in the Agreement, including but not limited to Articles 5, 6 and 7 thereof, on and as of the date hereof.

     11.   Affirmation.   The  Borrowers   hereby  affirm  their   absolute  and
     ------------------
unconditional promise to pay to each Bank and First Union National Bank, as agent under the Agreement, the Loans and all other amounts due under the Agreement and any other Loan Document on the maturity date(s) provided in the Agreement or any other Loan Document, as such documents may be amended hereby.

     12. Corporate Authorization and Delivery of Documents. Each Bank shall have
     ------------------------------------------------------
received (a) a certificate signed by the secretary or assistant secretary of each Borrower certifying all action taken by each Borrower and any other necessary Person to authorize this Amendment, the incumbency of the persons signing this amendment, and attaching any resolutions adopted by each Borrower in connection with said authorization, and (b) and such other documents as any Bank shall require.

     13. Effect of Amendment.  This  Amendment  amends the Agreement only to the
     ------------------------
extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

     14.   Counterparts.   This  Amendment  may  be  signed  in  any  number  of
     -------------------
counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.


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

     IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their duly authorized representatives as of the date first above written.


                               ePlus inc.

                               By: _______________________
                               Name:
                               Title:

                               MLC GROUP, INC.

                               By: _______________________
                               Name:
                               Title:

                               MLC FEDERAL, INC.

                               By: _______________________
                               Name:
                               Title:


                               FIRST UNION NATIONAL BANK, for itself
                               and as Agent

                               By: ______________________________
                               Name:
                               Title:

                               BANK LEUMI USA

                               By: ______________________________
                               Name:
                               Title:

                               RIGGS BANK N.A.

                               By: ______________________________
                               Name:
                               Title:

                               WACHOVIA BANK, N.A.

                               By: ______________________________
                               Name:
                               Title:

                               SUMMIT BANK

                               By: ______________________________
                               Name:
                               Title:


                               KEYBANK NATIONAL ASSOCIATION

                               By: ______________________________
                               Name:
                               Title:

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